UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report
(Date of earliest event reported)  November 26, 2008

MCT, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113
(651) 697-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MICRO COMPONENT TECHNOLOGY, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01                                 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 28, 2008, the Company received a Waiver from Laurus Master Fund, Ltd. and its affiliates (“Laurus”), the Company’s secured lender, in which Laurus extended until December 15, 2008 the date by which the Company must grant to Laurus a warrant to purchase 146,143,792 shares of common stock in order to extend the maturity date on all of the Company’s indebtedness to Laurus.  Laurus also waived through December 31, 2008, the Company’s obligation to comply with the covenants contained in Section 6.23 of the Securities Purchase Agreement dated July 31, 2008, and extended the Fourth Amended and Restated Overadvance letter from November 30, 2008 to December 15, 2008.

ITEM 8.01                                 OTHER EVENTS.

On November 26, 2008, the name of the Company was changed from Micro Component Technology, Inc. to MCT, Inc. by an amendment to the Company’s Articles of Incorporation.

ITEM 9.01                                 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Waiver by Laurus Master Fund, Ltd.,Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd. and Psource Structured Debt Limited dated November 28, 2008 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCT, INC.
(Registrant)

Date:	December 3, 2008

By: /s/ Bruce R. Ficks

(Bruce R. Ficks, Chief Financial Officer)

EXHIBIT INDEX

Ex. No.	Description

10.1	Waiver by Laurus Master Fund, Ltd.,Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd. and Psource Structured Debt Limited dated November 28, 2008.